Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Effective February 1, 2019 (the “Close Date”), Twilio Inc. (“Twilio” or “We” or the “Company”) acquired all the outstanding shares of SendGrid, Inc. (“SendGrid”), a leading email API platform, by issuing 23.6 million shares of its Class A common stock with a total value of $2,658.9 million (such transaction, the “merger”). The Company also assumed all of the outstanding stock options and restricted stock units of SendGrid as converted into stock options and restricted stock units, respectively, of the Company based on the conversion ratio provided in the Agreement and Plan of Merger and Reorganization, as amended (“Merger Agreement”), with a total preliminarily estimated fair value of $191.6 million on the Close Date.

An unaudited pro forma condensed combined balance sheet is not presented since the acquisition was already reflected in the Company’s Quarterly Report on Form 10-Q (“10-Q”) for the three months ended March 31, 2019, filed with the United States Securities and Exchange Commission (the “SEC”) on May 9, 2019.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018, and the three months ended March 31, 2019, give effect to the merger as if it had occurred on January 1, 2017, the first day of Twilio’s fiscal year 2017, and combine the historical results of operations of Twilio and SendGrid. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019, combines the unaudited condensed consolidated statement of operations of Twilio for the three months ended March 31, 2019, with SendGrid’s unaudited condensed consolidated statement of operations for the month ended January 31, 2019.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined statements of operations to give effect to events that are (1) directly attributable to the merger, (2) factually supportable and (3) expected to have a continuing impact on the combined results.

The accompanying unaudited pro forma condensed combined statements of operations and related notes were prepared using the acquisition method of accounting with Twilio as the accounting acquirer. Under the acquisition method, on the Close Date, the preliminary merger consideration paid by Twilio is allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. Accordingly, in these unaudited pro forma condensed combined statements of operations, a preliminary estimate of the merger consideration has been allocated to the assets acquired and liabilities assumed of SendGrid based on preliminary estimates of their fair values as of the Close Date.

The assumptions and estimates underlying the unaudited adjustments in the unaudited pro forma condensed combined statements of operations are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined statements of operations presented are for informational purposes only and are not necessarily indicative of the future results of operations.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined statements of operations;

•

the separate audited consolidated financial statements of Twilio as of and for the year ended December 31, 2018, and the related notes, included in Twilio’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019, incorporated by reference;

•

the unaudited condensed consolidated financial statements of Twilio as of and for the three months ended March 31, 2019, and the related notes, included in Twilio’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed with the SEC on May 9, 2019, incorporated by reference;

•	the separate audited consolidated financial statements of SendGrid as of and for the year ended December 31, 2018, and the related notes, filed herewith.

The accompanying notes are an integral part of this statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2019
	Historical
	Three Months Ended March 31, 2019	One Month Ended January 31, 2019
	Twilio	SendGrid	Pro Forma Adjustments		Pro Forma Combined
(In thousands, except share and per share amounts)
Revenue	$233,139	$13,746	$—		$246,885
Cost of revenue	107,089	3,325	1,317	(a)	111,731

Gross profit	126,050	10,421	(1,317)		135,154
Operating expenses:
Research and development	77,855	4,356	(4,191)	(b)	78,020
Sales and marketing	71,607	3,954	992	(c)	76,553
General and administrative	64,176	31,539	(47,102)	(d)	48,613

Total operating expenses	213,638	39,849	(50,301)		203,186

Loss from operations	(87,588)	(29,428)	48,984		(68,032)
Other income (expenses), net	(636)	298	—		(338)

Loss before (provision) benefit for income taxes	(88,224)	(29,130)	48,984		(68,370)
Benefit from income taxes	51,721	—	(53,926)	(f)	(2,205)

Net loss attributable to common stockholders	$(36,503)	$(29,130)	$(4,942)		$(70,575)

Net loss per share attributable to common stockholders, basic and diluted	$(0.31)				$(0.57)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	116,590,513			(g)	124,719,453

The accompanying notes are an integral part of this statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year ended December 31, 2018
	Historical
	Twilio	SendGrid	Pro Forma Adjustments			Pro Forma Combined
(In thousands, except share and per share amounts)
Revenue	$650,067	$146,541	$—			$796,608
Cost of revenue	300,841	35,850	32,011	(a	)	368,702

Gross profit	349,226	110,691	(32,011)			427,906
Operating expenses:
Research and development	171,358	40,828	19,527	(b	)	231,713
Sales and marketing	175,555	38,344	40,855	(c	)	254,754
General and administrative	110,427	45,375	4,354	(d	)	160,156
Charitable contribution	7,121	—	—			7,121
Loss on disposal of assets	—	75	(75)	(e	)	—

Total operating expenses	464,461	124,622	64,661			653,744

Loss from operations	(115,235)	(13,931)	(96,672)			(225,838)
Other (expense) income, net	(5,923)	2,358	—			(3,565)

Loss before (provision) benefit for income taxes	(121,158)	(11,573)	(96,672)			(229,403)
(Provision) benefit for income taxes	(791)	—	22,175	(f	)	21,384

Net loss attributable to common stockholders	$(121,949)	$(11,573)	$(74,497)			$(208,019)

Net loss per share attributable to common stockholders, basic and diluted	$(1.26)					$(1.72)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	97,130,339			(g	)	120,685,420

The accompanying notes are an integral part of this statement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined statements of operations and related notes present the pro forma combined results of operations of the combined company pursuant to the merger based on the historical consolidated financial information of Twilio and SendGrid (after giving effect to the merger and adjustments described in these notes, subject to the assumptions and limitations described herein) and are intended to reflect the impact of the merger on Twilio.

The unaudited pro forma condensed combined statements of operations and related notes are prepared in accordance with Article 11 of Regulation S-X and present the combined statements of operations of Twilio and SendGrid adjusted to give effect to events that are: (1) directly attributable to the merger, (2) factually supportable and (3) expected to have a continuing impact on the combined results. Direct, incremental acquisition-related transaction costs reflected in the historical financial statements of Twilio or SendGrid are removed from the unaudited pro forma condensed combined statements of operations because they will not have a continuing impact on the combined results. Additionally, other adjustments have been made for items that will not have an ongoing impact including share-based compensation expense related to acceleration of equity awards and certain one-time income tax effects.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with historical financial statements as described in the opening section of this exhibit.

The merger between Twilio and SendGrid was accounted for using the acquisition method of accounting under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under ASC 805, the assets acquired, and the liabilities assumed are recorded as of the Close Date, at their respective fair values and added to those of Twilio. The excess merger consideration over the fair values of assets acquired and liabilities assumed is recorded as goodwill.

The unaudited pro forma condensed combined statements of operations reflect the merger as if it had been completed on January 1, 2017. The unaudited pro forma condensed combined statements of operations and these notes include pro forma adjustments based on preliminary estimates of fair values of the assets acquired and liabilities assumed of SendGrid. The pro forma adjustments represent Twilio’s best estimates and are based upon current available information and certain assumptions that Twilio believes are reasonable under the circumstances. As a result, the actual amounts recorded in the consolidated financial statements of Twilio may differ from the amounts reflected in the unaudited pro forma condensed combined statements of operations, and the differences may be material.

The preliminary estimates of the merger consideration and the purchase price allocation are included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, incorporated by reference. These preliminary estimates will be revised during the measurement period allowed under ASC 805 as additional information becomes available and as additional valuation work is performed. The final purchase price allocations will be based on the estimated fair values of the assets acquired and the liabilities assumed upon completion of all valuation procedures within the allowed measurement period.

For measuring the estimated fair values of the assets acquired and liabilities assumed in determining the preliminary purchase price allocations, Twilio applied the accounting guidance under GAAP for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market at the measurement date. The fair value measurements utilize estimates based on key assumptions in connection with the merger, including historical and current market data.

Under the acquisition method, acquisition-related transaction costs (e.g. advisory, legal, valuation, and other professional fees) are not included as merger consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

These unaudited pro forma condensed combined statements of operations do not reflect any revenue enhancements or operating synergies that the combined company may achieve because of the merger, the costs to integrate the operations of Twilio and SendGrid or the costs necessary to achieve these revenue enhancements and operating synergies.

The unaudited pro forma condensed combined statements of operations are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor are they necessarily indicative of the future results of the combined company.

2. Accounting Policies and Reclassification Adjustments

The accounting policies used in the preparation of these unaudited pro forma condensed combined statements of operations are those set out in Twilio’s consolidated financial statements for the year ended December 31, 2018, and the condensed consolidated financial statements for the three months ended March 31, 2019. As part of preparing the unaudited pro forma condensed combined statements of operations, Twilio conducted a review of the accounting policies of SendGrid to determine if differences in accounting policies require adjustments or reclassification to conform to Twilio’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined statements of operations, and except as reflected in these unaudited pro forma condensed combined statements of operations, Twilio did not become aware of any additional material differences between accounting policies of Twilio and SendGrid. These unaudited pro forma condensed combined statements of operations also reflect certain reclassifications necessary to conform SendGrid’s historical financial presentation to Twilio’s financial presentation.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), and modified the standard thereafter. Twilio adopted ASU 2014-09 effective January 1, 2018, using a modified retrospective transition method (i.e., the year ended December 31, 2017, was not adjusted and was reported in accordance with historical accounting guidance). SendGrid, due to the loss of its status as an emerging growth company (“EGC”) as defined by the Jumpstart Our Business Startups Act (“JOBS Act”), adopted this ASU in the fourth quarter of 2018, and as such, the year ended December 31, 2018, is presented inclusive of the ASU 2014-09 impact. The impact of ASU 2014-09 on SendGrid’s historical financial statements for the year ended December 31, 2018 was not material.

3. Preliminary Estimated Merger Consideration

Please refer to Note 6 of Twilio’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2019, for further details on the preliminary estimates of the merger consideration and purchase price, preliminary estimates of fair values of assets acquired, liabilities assumed and goodwill.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the preliminary estimated merger consideration that was transferred on the Close Date, the preliminary estimates of assets acquired and liabilities assumed and to reflect the impact on the unaudited pro forma condensed combined statements of operations of the merger as if the companies had been combined during the periods presented herein. The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations:

(a) Costs of revenue

(In thousands)	March 31, 2019	December 31, 2018
Reclassification to align with Twilio’s accounting policy	$(1,092)	$(9,353)
To reverse amortization expense of SendGrid historical acquired intangibles	(7)	(80)
To record amortization expense based on the preliminary estimates of fair value for the acquired intangible assets	3,238	38,857
To reverse historical stock-based compensation expense of SendGrid	(1,455)	(1,306)
To record stock-based compensation expense based on the preliminary estimates of value of the Twilio replacement equity awards attributable to post-combination services	633	3,893

Total	$1,317	$32,011

(b) Research and development

(In thousands)	March 31, 2019	December 31, 2018
Reclassification to align with Twilio’s accounting policy	$528	$5,049
To reverse historical stock-based compensation expense of SendGrid	(7,790)	$(4,402)
To record stock-based compensation expense based on the preliminary estimates of value of the Twilio replacement equity awards attributable to post-combination services	3,071	$18,880

Total	$(4,191)	$19,527

(c) Sales and marketing

(In thousands)	March 31, 2019	December 31, 2018
Reclassification to align with Twilio’s accounting policy	$564	$4,304
To reverse amortization expense of SendGrid historical acquired intangibles	—	(19)
To record amortization expense based on the preliminary estimates of fair value for the acquired intangible assets	2,345	28,143
To reverse historical stock-based compensation expense of SendGrid	(3,627)	(2,090)
To record stock-based compensation expense based on the preliminary estimates of value of the Twilio replacement equity awards attributable to post-combination services	1,710	10,517

Total	$992	$40,855

(d) General and administrative

(In thousands)	March 31, 2019	December 31, 2018
Reclassification to align with Twilio’s financial presentation	$—	$75
To reverse amortization expense of SendGrid historical acquired intangibles	(3)	(23)
To remove the direct, incremental acquisition-related transaction costs reflected in the historical financial statements of Twilio and SendGrid as such amounts will not have a continuing impact on the combined results	(41,288)	(12,547)
To reverse historical stock-based compensation expense of SendGrid	(9,228)	(4,163)
To record stock-based compensation expense based on the preliminary estimates of value of the Twilio replacement equity awards attributable to post-combination services	3,417	21,012

Total	$(47,102)	$4,354

(e) Loss on disposal of assets

The adjustment in the pro forma year ended December 31, 2018, reflects the reclassification of SendGrid loss from the disposal of assets to general and administrative expenses to conform with Twilio’s financial presentation.

(f) Provision for income taxes

(In thousands)	March 31, 2019	December 31, 2018
To record the tax impact of the net increase in amortization expense at an estimated statutory tax rate	$1,393	$16,719
To reverse the tax impact of tax benefit recorded due to the release of valuation allowance on deferred tax asset	(49,162)	—
To record tax impact of certain transaction costs at an estimated statutory tax rate	(4,354)	—
To record the tax impact of stock based compensation related to replacement equity awards at an estimated statutory tax rate	(1,803)	5,456

Total	$(53,926)	$22,175

The income tax-related pro forma adjustments above in the unaudited pro forma condensed combined statements of operations reflect the income tax effects for the pro forma adjustments (excluding stock-based compensation related to unvested incentive stock options) based on the applicable statutory tax rates in effect for the respective period.

The applicable statutory tax rates used for these unaudited pro forma condensed combined financial statements will likely vary from the actual effective rates in periods as of and subsequent to the completion of the merger.

Further, the combined company’s ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes will be subject to limitations. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through rules) increases by more than 50 percentage points over such stockholder’s lowest percentage ownership during the testing period (generally three years). In addition, the combination of two companies may also cause certain valuation allowances associated with one of the companies to no longer be necessary because on a combined basis, there may be new sources of future taxable income to support the reversal of pre-existing valuation allowances. Currently, no adjustment to the unaudited pro forma condensed combined statements of operations has been made as it relates to either limitations the combined company might incur under Section 382 of the Code or ASC 740 or decreases to pre-existing valuation allowances.

(g) Shares outstanding

Total number of shares used to compute pro forma earnings per share has been computed as below:

	March 31, 2019	December 31, 2018
Basic and diluted
Twilio weighted average number of shares outstanding	116,590,513	97,130,339
Twilio shares issued in replacement of SendGrid’s common shares for the full period	8,128,940	23,555,081

Pro forma weighted average number of basic common shares outstanding	124,719,453	120,685,420